Exhibit 4.1

COMMON STOCK

COMMON STOCK

EYEBLASTER, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP [CUSIP Number]

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

EYEBLASTER, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(New York, NY)

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE